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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


                               October 29, 1997
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               Date of Report (Date of earliest event reported)



                             BOARDWALK CASINO, INC.
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            (Exact name of registrant as specified in its charter)


                                     Nevada
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                (State or other jurisdiction of incorporation)


       1-12780                                           88-0304201
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(Commission File Number)                    (IRS Employer Identification Number)


             3750 Las Vegas Boulevard South, Las Vegas, Nevada 89109
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          (Address of principal executive offices, including zip code)


                                 (702) 735-2400
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)

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ITEM 5.  OTHER EVENTS.

     Effective October 29, 1997, Boardwalk Casino, Inc. (the "Company") entered into a Memorandum of Understanding with Diversified Opportunities Group Ltd. ("Diversified"), Jacobs Entertainment Nevada, Inc. ("Jacobs") and Avis P. Jansen ("Jansen") pursuant to which the Company issued, and Jacobs and Jansen purchased, at a price of $1,000 per share 2,650 shares and 600 shares of 6% Non-voting Cumulative Preferred Shares, Series A of Boardwalk ("Preferred Shares"), respectively. The proceeds from the sale of the Preferred Shares were used to retire debt and for general working capital purposes.

     In addition, the Company granted to Jacobs an option to acquire up to an additional 15,000 Preferred Shares at a purchase price of $1,000 per share for a period of two years. Further, under certain terms and conditions, Jacobs was granted a purchase option and a development right to a parcel of property controlled by the Company.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)(1)    Memorandum of Understanding effective October 29, 1997.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                BOARDWALK CASINO, INC.
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                                                    (Registrant)




Date:  November 13, 1997                By:  /s/ FORREST J. WOODWARD
                                            ----------------------------------
                                            Forrest J. Woodward, President